Exhibit 16.2

August 1, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

        We have read "Management's Discussion and Analysis of Financial Condition and Results of Operations—Changes in Independent Auditors" in Amendment No.3 to the Registration Statement on Form S-4 (File No. 333-130841) filed simultaneously herewith. We agree with the statements made therein insofar as they relate to our firm. We have no basis to agree or disagree with other statements contained therein.

Yours truly,

/s/ Kaufman, Rossin & Co., P.A.